Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112761 on Form S-8 of our report dated July 6, 2005, appearing in this Annual Report on Form 11-K of OMI Corporation Savings Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

New York, New York
July 11, 2005